Special Meeting of Stockholders
Bailard, Biehl, & Kaiser International Fund Group, Inc.
December 14, 2000



1. Election of five Directors:  Peter M. Hill; Burnice E.
      Sparks, Jr.; Shirley L. Clayton; James C. Van Horne;
      Scott F. Wilson

             Shares Voted
             Bailard, Biehl & Kaiser International Equity Fund
             For:  14,398,222.121    Withheld:  0

            Bailard, Biehl & Kaiser International Bond Fund
            For:  6,310,722.201   Withheld:  0

2.  Ratification of PricewaterhouseCoopers LLP as the
     Company's independent accountants for the fiscal year ending September 30, 2001.

      Shares Voted
      Bailard, Biehl & Kaiser International Equity Fund
            For:  14,332,933.400    Against: 0   Abstain: 65,288.721

           Bailard, Biehl & Kaiser International Bond Fund
           For:  6,282,874.961 Against: 0   Abstain: 27,847.240


3. Elimination of the Funds' fundamental investment policy restricting investments in companies with less than three years of operating history.

	Shares Voted
      Bailard, Biehl & Kaiser International Equity Fund
            For: 13,862,038.030 Against: 387,247.103
            Abstain: 148,936.988

            Bailard, Biehl & Kaiser International Bond Fund
            For:  6,105,779.550  Against: 121,351.142
            Abstain: 83,591.509


4.	Elimination of the Funds' fundamental investment policy
prohibiting investments in companies in whose securities one or more officers or directors of the Company have certain percentage interests.

Shares Voted
Bailard, Biehl & Kaiser International Equity Fund
            For: 13,687,760.308 Against: 441,241.778
            Abstain: 269,220.035

            Bailard, Biehl & Kaiser International Bond Fund
      For: 6,138,220.665   Against: 87,099.950
      Abstain: 85,401.586

5. Amendment of the Bond Fund's investment objective to seek total return, from income and long-term growth of capital, by investing primarily in U.S. dollar-denominated debt securities, with a secondary emphasis on non-U.S. dollar-denominated debt securities.

   Shares Voted
   Bailard, Biehl & Kaiser International Bond Fund
   For: 6,268,810.712  Against: 34,158.424
   Abstain: 7,753.065

   6. Amendment of the Investment Management Agreement between the Company and Bailard, Biehl & Kaiser, Inc., to reduce the annual management fee paid by the Bond
 Fund to 0.60% of average daily net assets.

          Shares Voted
          Bailard, Biehl & Kaiser International Bond Fund
          For: 6,307,622.280   Against:  0 Abstain: 3,099.921

7.	Amendment of the Funds' fundamental investment
policies to permit the Equity Fund to lend its portfolio securities, subject to applicable law and the adoption of procedures by the Board of Directors.

        Shares Voted
        Bailard, Biehl & Kaiser International Equity Fund
        For: 13,746,640.791   Against: 536,692.797
        Abstain: 114,888.533